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                                                                     EXHIBIT 1.7


                         CONTROLLED EQUITY OFFERING(SM)

                                 SALES AGREEMENT


April 19, 2002

CANTOR FITZGERALD & CO.
299 Park Avenue
New York, New York 10171

Dear Sirs/Ladies:

         Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), confirms its agreement ("Agreement") with Cantor Fitzgerald & Co. ("CF&Co"), as follows:

         1. Issuance and Sale of Placement Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through CF&Co, acting as agent and/or principal, up to 4,000,000 shares (the "Placement Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"); provided, however, that with respect to "At The Market" sales (as defined in Section 3 hereof), the aggregate sales price shall not exceed $75.9 million, which represents ten (10%) percent of the aggregate market value of the outstanding Common Stock held by non-affiliates of the Company in accordance with Rule 415 of the Act (as defined in Section 3 hereof). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number and aggregate sale price of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and CF&Co shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through CF&Co will be effected pursuant to a registration statement on Form S-3 filed by the Company and declared effective by the Securities and Exchange Commission (the "Commission").

         2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a "Placement"), it will notify CF&Co of the proposed terms of such Placement. If CF&Co wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, CF&Co will, prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such notice is delivered to CF&Co, issue to the Company a written notice setting forth the terms that CF&Co is willing to accept, including without limitation the number of Placement Shares to be issued, the manner(s) in which sales are to be made, the date or dates on which such sales are anticipated to be made, any minimum price below which sales may not be made, and the capacity in which CF&Co may act in selling Placement Shares hereunder (as principal, agent or both) (a "Placement Notice"), the form of which is attached hereto as
Schedule 1. The amount of any discount, commission or other compensation (other than expenses pursuant to Section 7(h) hereunder) to be paid by the Company to CF&Co for




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effecting sales hereunder shall be equal to (i) two percent (2%) of the initial
Ten Million Dollars ($10,000,000) of the gross proceeds with respect to sales actually effected by CF&Co during any calendar month (the "Monthly Sales Threshold") prior to the termination of this Agreement, plus (ii) three percent (3%) of the gross proceeds in excess of the Monthly Sales Threshold for sales actually effected by CF&Co during that same calendar month prior to the termination of this Agreement. For the avoidance of doubt, the date that any sale shall be deemed to have been effected for purposes of determining whether the Monthly Sales Threshold has been achieved in any calendar month and the corresponding, applicable discount to be applied pursuant to the immediately preceding sentence (i.e. 2% or 3%) shall be conclusively determined by the trade date set forth on the relevant confirmation sales ticket, and such determination shall be final and binding upon the parties. The terms set forth in a Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. It is expressly acknowledged and agreed that neither the Company nor CF&Co will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until CF&Co delivers a Placement Notice to the Company and the Company accepts such Placement Notice by means of an Acceptance, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of such Placement Notice will control.

         3. Sale of Placement Shares by CF&Co. Subject to the terms and conditions of this Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by CF&Co (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. CF&Co may sell any Placement Shares in privately negotiated transactions and/or any other method permitted by law, including but not limited to sales at other than a fixed price made on or through the facilities of the New York Stock Exchange, the existing trading market for the Common Stock, or sales made to or through a market maker or through an electronic communications network, or in any other manner that may be deemed to be an "At The Market" offering as defined in Rule 415 of the Securities Act of 1933, as amended (the "Act"). The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 3. For the purposes hereof, "Trading Day" means any day



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on which Common Stock is purchased and sold on the principal market on which the
Common Stock is listed or quoted.

         4. Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on
Schedule 2 hereto, as such Schedule may be amended from time to time.

         5. Settlement.

         (a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction by CF&Co for all (i) CF&Co's commission, discount, or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to CF&Co hereunder pursuant to Section 7(h) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

         (b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co's or its designee's account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares of Common Stock in good deliverable form, CF&Co will cause the related Net Proceeds to be delivered in same day funds to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereto, it will (i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses) of any nature whatsoever, as incurred, arising out of or in connection with such default by the Company, and
(ii) immediately pay to CF&Co any commission, discount, or other compensation or other amounts due and payable pursuant to Section 7(h) hereof to which it would otherwise have been entitled absent such default.

         6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, CF&Co that:

         (a) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act (as hereinafter defined) and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the "Commission Documents") for at least two (2) years, and all of such filings have been made on a timely basis. The Common



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Stock is currently listed and quoted on the New York Stock Exchange under the trading symbol "TMA". The Company meets the requirements of Form S-3 under the Act and the rules and regulations thereunder ("Rules and Regulations") including but not limited to the transactions requirements for a primary offering. A registration statement on Form S-3 (Registration No. 333-61966) with respect to the shares of Common Stock, as amended or supplemented, including the PEA (as defined below) the ("Registration Statement"), including the form of prospectus contained therein (as amended or supplemented, the "Prospectus"), has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and has been filed with the Commission and has been declared effective by the Commission. The Company shall promptly prepare and file an amendment to the Registration Statement with respect to the Placement Shares (the "PEA") and any other amendment or supplement to the Registration Statement or Prospectus required by this Agreement or otherwise will be so prepared and filed by the Company, and the Company will use its best efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of all filings made by the Company under the Act and all Commission Documents that were filed with the Commission on or prior to the date of this Agreement which relate to the Registration Statement have been delivered to CF&Co. Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, conformed or will conform with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission and at each Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment (including but not limited to the PEA) or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed or will conform with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not



                                       4
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misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing will not apply to statements or omissions in any such document made in reliance on information furnished to the Company by CF&Co specifically stating that it is intended for use in any such document.

         (d) The consolidated financial statements of the Company and the Subsidiaries (as defined below), together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and the Subsidiaries as of the dates indicated and the results of operations, changes in financial position, shareholders' equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein). The selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Any pro forma financial statements of the Company and the Subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act.

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not have a material adverse effect on
(i) the consolidated business, operations, properties, financial condition, reputation, prospects or results of operations of the Company and the Subsidiaries (as defined herein) and the Trusts (as defined herein taken as a whole, (ii) the transactions contemplated hereby, (iii) the shares of Common Stock or (iv) the ability of the Company to perform its obligations under this Agreement (collectively, a "Material Adverse Effect"). The Company has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Company is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it. Complete and correct copies of the articles of incorporation and of the bylaws of the Company and all amendments thereto have been delivered to CF&Co.



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         (f) (1) The Company has no "subsidiaries" (as such term is defined in
Rule 1-02 of Regulation S-X promulgated under the Act) other than Thornburg Mortgage Funding Corporation ("Funding I"), Thornburg Mortgage Acceptance Corporation ("Acceptance I"), Thornburg Mortgage Home Loans, Inc. ("TMHL"), Thornburg Mortgage Funding Corporation II ("Funding II") and Thornburg Mortgage Acceptance Corporation II ("Acceptance II") (each a "Subsidiary" and, collectively, the "Subsidiaries"). Each of the Subsidiaries has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives applicable to it. Complete and correct copies of the certificates of incorporation and of the bylaws of the Subsidiaries and all amendments hereto have been delivered to CF&Co.

                  (2) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company, directly or through TMHL, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claims. The Company directly owns 100% of each of Funding I, Acceptance I and TMHL. Funding II and Acceptance II are wholly owned by TMHL. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

                   (3) Thornburg Mortgage Advisory Corporation (the "Manager") has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction, in which its ownership or lease of property or assets or the conduct of its business requires such qualification, and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into this Agreement, and the Manager is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions. Complete and correct copies of the certificate of incorporation and of the bylaws of the Manager and all amendments thereto have been delivered to CF&Co. The Manager has no "subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act).

                  (4) TMA Mortgage Funding Trust I and TMA Mortgage Funding Trust II (collectively, the "Trusts") have each been duly formed and are validly existing as business trusts under the Delaware Business Trust Act, in good standing under the laws of Delaware, with full authority to perform all functions (i) which business trusts are authorized to perform and (ii)



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which are described in the Prospectus. The trustee for each of the Trusts is the
Wilmington Trust Company.

         (g) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of
Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

         (h) The Company has an authorized capitalization as set forth in its most recent Annual Report on Form 10-K and will have an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statements and Prospectus and such description conforms to the rights set forth in the instruments defining the same.

         (i) The Placement Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued and fully paid and non-assessable, free and clear of all liens, charges, claims, security interest or encumbrances (collectively "Encumbrances") and will be issued in compliance with all applicable federal and state securities laws; the Placement Shares conform to the description thereof contained in the Registration Statement and the Placement Shares will conform to the description thereof contained in the Prospectus as amended or supplemented. The certificates for the Placement Shares shall be in due and proper form and the holders of the Placement Shares will not be subject to personal liability by reason of being such holders. Neither the stockholders of the Company, nor any other person or entity have any preemptive rights or anti-dilution rights or rights of first refusal or first offer or any similar rights (whether pursuant to a so-called "poison pill provision or otherwise) with respect to the Placement Shares or other rights to purchase or receive any of the Placement Shares or any other securities or assets of the Company; and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Placement Shares, except under the Company's Amended and Restated 1992 Stock Option and Incentive Plan (the "Stock Option Plan") or its Dividend Reinvestment and Stock Purchase Plan (the "Stock Purchase Plan" and together with the "Stock Option Plan," the "Stock Plans").

         (j) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Placement Shares or the consummation by the Company of the transaction contemplated hereby other than (i) registration of the Placement Shares under the Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Placement Shares are being offered, or (iii) such approvals as shall be obtained in connection with the approval of the listing of the Placement Shares on the NYSE.



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         (k) Neither the Company, any of the Subsidiaries, any of the Trusts nor
the Manager is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) their respective charters, bylaws or organizational documents, as the case may be, or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the Trusts or the Manager is a party or by which the Company, the Subsidiaries, the Trusts, the Manager or any of their respective assets or properties may be bound or affected. To the best knowledge of the Company and the Manager, no other party under any contract or other agreement to which the Company or any of the Subsidiaries is a party is in default in any respect thereunder. The execution, delivery and performance of this Agreement, the issuance and sale of the Placement Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of, or constitute a default under), (i) any provision of the charter, bylaws or organizational documents, as the case may be, of the Company, any of the Subsidiaries, any of the Trusts or the Manager, (ii) any provision of any contract, license, repurchase agreement, management agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company, any of the Subsidiaries, any of the Trusts or the Manager is a party or by which the Company, any of the Subsidiaries, any of the Trusts or the Manager, or any of their respective assets or properties may be bound or affected, or, with respect to the Manager, which would have a material adverse effect on the ability of the Manager to perform its obligations under the Management Agreement (as defined below), subject to compliance with the terms and conditions of that certain Underwriting Agreement dated February 12, 2002, with respect to certain sales on or before May 12, 2002 or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

         (l) Executing and delivering this Agreement and the issuance and sale of the Placement Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in the creation of any Encumbrance upon any assets of the Company or of any of its subsidiaries or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a so-called "poison pill" provision or otherwise), on the part of holders of the Company's securities or any other person. Neither the Company nor any of its subsidiaries or affiliates, nor any person acting on its or their behalf, has issued or sold any shares of Common Stock or securities or instruments convertible into, exchangeable for and/or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the offer and sale of the Placement Shares hereunder, including, without limitation, for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

         (m) PricewaterhouseCoopers LLP, which has audited the financial statements of the Company and its subsidiaries included in the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

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         (n) Each of the Company, the Subsidiaries, the Trusts and the Manager
has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Prospectus. Each of the Company, the Subsidiaries, the Trusts and the Manager has obtained all accreditation or certification required by any applicable law from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus. Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, any of the Subsidiaries, any of the Trusts or the Manager.

         (o) The descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company, any of the Subsidiaries, any of the Trusts or the Manager, as the case may be, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, the Subsidiaries, the Trusts or the Manager, as the case may be, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

         (p) There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company, any of the Subsidiaries, any of the Trusts or the Manager or any of their respective officers or directors is a party or of which the properties or other assets of any such entity is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order.

         (q) During the period of at least the last 24 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the filing of the Registration Statement the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date of this Agreement, the aggregate market value of the Company's voting stock held by nonaffiliates of the Company was equal to or greater than $150 million.

         (r) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not be (i) any transaction which is material to the Company, the

Subsidiaries and the Trusts, except transactions in the ordinary course of business, (ii) any obligation, direct or contingent, which is material to the Company, the Subsidiaries and the Trusts taken as a whole, incurred by the Company, the Subsidiaries or the Trusts, except obligations incurred in the ordinary course of business, or (iii) except for regular quarterly dividends on the Common Stock and the 9.68% Cumulative Convertible Series A Preferred Stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. Neither the Company, any of the Subsidiaries nor the Trusts has any material contingent obligation which is not disclosed in the Registration Statements or Prospectus.

         (s) There are no persons (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act ("Persons") with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statements or otherwise registered by the Company under the Securities Act.

         (t) Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company or any of the Subsidiaries. Since it first became a publicly-registered entity, the Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company or any of the Subsidiaries.

         (u) Each of the Company, the Subsidiaries, the Trusts, the Manager and each of their respective officers, directors and controlling Persons has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock.

         (v) The Placement Shares will be approved prior to their issuance for listing on the NYSE, subject to official notice of issuance.

         (w) Except for Thornburg Securities Corporation which shall in no way participate in the sale of Placement Shares, neither the Company nor any of the Subsidiaries, the Trusts or affiliates (including the Manager) (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers ("NASD")) any member firm of the NASD.

         (x) As of the date of this Agreement, the investment portfolio (other than cash and cash equivalents) of the Company consists of adjustable-rate mortgage securities and adjustable-rate mortgage loans. As of the date of this Agreement, the derivative financial instruments held by the Company consist solely of interest rate cap agreements, interest rate options contracts and interest rate swap agreements. As of the date of this Agreement and except as otherwise disclosed in the Prospectus, the Company has no plan or intention to materially alter its stated investment policies and operating policies and strategies, as such are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including making any change to any stated investment percentages or guidelines or the stated equity-to-assets ratio currently employed by the Company, the Subsidiaries and the Trusts. The Company, the Subsidiaries and the Trusts have good and marketable title to all properties and assets owned, directly or indirectly, by the Company, the Subsidiaries and the Trusts, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not interfere with the use made or proposed to be made of such property or asset by the Company, the Subsidiaries and the Trust. The Company, the Subsidiaries and the Trust do not own any real property. Any real property and buildings held under lease by the Company, the Subsidiaries and the Trust are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with these made or proposed to be made of such property and buildings by the Company and the Subsidiaries.

         (y) Each of the Company, the Subsidiaries and the Trusts has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Neither the Company nor any of the Subsidiaries nor the Manager has knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company, any of the Subsidiaries or any of the Trusts. To the knowledge of the Company, the Subsidiaries, the Trusts and the Manager, there are no tax returns of the Company, the Subsidiaries or the Trusts that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

         (z) The Company and each of the Subsidiaries and each of the Trusts owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intellectual property rights and know-how (collectively, "Intangibles") necessary to entitle the Company, the Subsidiaries and the Trusts to conduct their business as described in the Prospectus, and the Company, the Subsidiaries and the Trusts have not received notice of infringement of or conflict with (and the Company, the Subsidiaries and the Trusts know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

         (aa) TMHL owns or possesses adequate and validly issued licenses, or is otherwise authorized by law, to originate loans as a mortgage lender in all states in which TMHL has originated or is currently originating loans. As of the date of this Agreement, TMHL is licensed, or is otherwise authorized by law, to originate loans in each of the jurisdictions set forth on Schedule G annexed thereto. To the knowledge of the Company, and the Manager, all third-party service providers used, employed, hired or otherwise contracted to by the Company or any of the Subsidiaries have obtained all necessary licenses or other relevant authorization to do business in all jurisdictions in which such third-party service providers do business on behalf of the Company or the Subsidiaries.

         (bb) Each of the Company, the Subsidiaries, the Trusts and the Manager maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (cc) Each of the Company, the Subsidiaries and the Trusts is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. Neither the Company, any of the Subsidiaries any of the Trusts nor the Manager has been refused any insurance coverage which has been sought and applied for and has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

         (dd) Neither the Company, any of the Subsidiaries, any of the Trusts nor the Manager is in violation, and has not received notice of any violation with respect to, any applicable local, state or federal environmental, safety or similar law applicable to the business of the Company, the Subsidiaries and the Trusts. Each of the Company, the Subsidiaries, the Trusts and the Manager has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and each of the Company, the Subsidiaries, the Trusts and the Manager is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

         (ee) Neither the Company nor any of its Subsidiaries, Trusts or affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to CF&Co pursuant to this Agreement.

         (ff) There are no existing or threatened labor disputes with the employees of the Company, any of the Subsidiaries or the Manager which are likely to have individually or in the aggregate a Material Adverse Effect.

         (gg) Neither the Company nor any of the Subsidiaries or Trust nor, to the knowledge of the Company and the Manager, any employee or agent of the Company, the Subsidiaries or Trusts, has made any payment of funds of the Company or any of the Subsidiaries or Trusts or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus. No relationship, direct or indirect, exists between or among the Company, any of the Subsidiaries or Trusts or the Manager, on the one hand, and the directors, officers and stockholders of the Company, any of the Subsidiaries or Trusts or the Manager, on the other hand, which is required by the Securities Act to be described in the Registration Statements and the Prospectus that is not so described.

         (hh) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, and each of the Subsidiaries, since its respective date of inception, have been, and upon the sale of the Placement Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended ("Code"). The proposed method of operation of the Company, each of the Subsidiaries and the Trusts as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

         (ii) Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (jj) The Manager has full legal right, power and authority to perform its duties in accordance with and under the Management Agreement, dated July 15, 1999, between the Company and the Manager, as amended on October 17, 2000 (the "Management Agreement"), and to consummate the transactions contemplated therein. The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles. To the knowledge of the Company and the Manager, there is no breach of, or default under (nor has any event occurred with which notice, lapse of time, or both would constitute a breach of, or default under), the Management Agreement by the Manager.

         (kk) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries or the Trusts, on the one hand, and the Manager or the directors, officers, stockholders or trustees of the Company, any of the Subsidiaries or the Trusts or the Manager, on the other hand, which is required by the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described. Except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries or the Trusts to or for the benefit of any of the officers or directors of the Company, any of the Subsidiaries or the Manager or any of the members of the families of any of them.

         (ll) No forward looking statement within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in the Commission Documents or Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (mm) On each Settlement Date and each Filing Date (as defined in paragraph 7(m) below), the Company shall be deemed to have confirmed (i) the accuracy and completeness, as of such date, of each representation and warranty made by it in this Agreement, as if each such representation and warranty were made on and as of such date, and (ii) that the Company has complied with all of the agreements to be performed by it hereunder at or prior to such date.

         7. Covenants of the Company. The Company covenants and agrees with CF&Co that:

         (a) Upon the filing of the PEA with the Commission, and when the PEA is declared effective, and during any period in which either a Placement Notice is in effect or a prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Act, the Company will notify CF&Co (i) before the filing of any subsequent amendment to the Registration Statement with the Commission or any subsequent supplement to the Prospectus, and (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information with respect thereto; the Company will prepare and file with the Commission, promptly upon CF&Co's request, any amendments or supplements to the Registration Statement or Prospectus that, in CF&Co's and the Company's reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by CF&Co (provided, however that the failure of CF&Co to make such request shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co's right to rely on the representations and warranties made by the Company in this Agreement); the Company shall furnish CF&Co with a copy of any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares a reasonable period of time before the filing thereof and shall not file any such amendment or supplement to the Registration Statement or Prospectus if CF&Co has reasonably objected thereto (provided, however that the failure of CF&Co to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect CF&Co's right to rely on the representations and warranties made by the Company in this Agreement), unless the Company reasonably objects thereto; and it will furnish to CF&Co at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company's reasonable opinion or reasonable objection, shall be made exclusively by the Company).

         (b) The Company will advise CF&Co, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) During the time in which either a Placement Notice is in effect or a prospectus relating to the Placement Shares is required to be delivered by CF&Co under the Act, the Company will comply with all requirements imposed upon it by the Act and by the Rules and

Regulations, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify CF&Co to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to cause the Placement Shares to be listed on the New York Stock Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as CF&Co designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (e) The Company will furnish to CF&Co and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which either a Placement Notice is in effect or a prospectus relating to the Placement Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as CF&Co may from time to time reasonably request and, at CF&Co's request, will also furnish copies of the Prospectus to each exchange or market on which sales of Placement Shares may be made.

         (f) The Company will furnish to CF&Co such information as reasonably requested by CF&Co regarding the Company, any of its Subsidiaries, Trusts or the Manager during the term of this Agreement and for a period of one year after the termination of this Agreement.

         (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with Article 11 of this Agreement, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for CF&Co in connection therewith, (v) the printing and delivery to CF&Co of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the New York Stock Exchange, or (vii) filing fees and expenses, if any, of the Commission and the National Association of Securities Dealers, Inc. Corporate Finance Department. In addition, the Company shall reimburse CF&Co for (and the Company's reimbursement obligation shall be limited to) its reasonable legal and accounting costs and expenses incurred in connection with entering into this Agreement in an amount not to exceed Twenty Five Thousand Dollars ($25,000). The Company shall pay such reimbursement to CF&Co no later than seven (7) "Business Days" (as that term is defined in Section 12 below) after CF&Co's request therefor and upon the review and approval by the Company of an invoice provided by CF&Co detailing such costs and expenses; provided, however, notwithstanding the foregoing, in the event and to the extent that subsequent to the execution hereof CF&Co is required, directly or through any of its agents (including but not limited to its legal counsel), to undertake any actions, prepare any documents or review any materials in connection with this Agreement and the transactions contemplated hereunder in a manner that is beyond the reasonably contemplated scope of CF&Co's engagement hereunder in terms of time, effort or expense, then the Company expressly agrees that CF&Co shall be entitled to further reimbursement hereunder with respect thereto in excess of the aforementioned Twenty-Five Thousand Dollars ($25,000) no later than seven (7) Business Days after CF&Co's request therefor and upon the review and approval by the Company of an invoice detailing such costs and expenses. For the avoidance of doubt, the parties expressly agree that the review of the Registration Statement and Prospectus, the deliveries made pursuant to subsections 7(a), (o) and (p) hereof, any Placement Notice or Acceptance, and any filing made on Filing Dates as defined in Section 7(m) below will be considered to be within the reasonably contemplated scope of CF&Co's engagement hereunder and that CF&Co shall not be entitled to further reimbursement by the Company hereunder with respect to all fees and expenses, including but not limited to those of its agents (including its legal counsel and accountants); provided that the review of any such filing or document containing disclosures out of the ordinary course of business of the Company consistent with past practice shall be deemed to be beyond the contemplated scope of CF&Co's engagement, in which case CF&Co shall be entitled to such reimbursement for expenses with respect to the review of such filings and documents that are incurred by it or on its behalf in the review of such filings.

         (i) The Company will use the Net Proceeds as described in the Prospectus and, in any case, for general corporate purposes only, in the ordinary course of its business and consistent with past practice and, without limiting the generality of the foregoing, shall not use such proceeds to make a loan to any employee, officer, director or stockholder of the Company (other than loans made to new employees as a condition of employment), to repay any loan or other obligation of the Company to any such person or to repurchase or pay a dividend on shares of Common Stock or other securities of the Company (in any such case, regardless of whether such loan or payment was authorized by the Company's Board of Directors prior to the date hereof).

         (j) Without the written consent of CF&Co, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Acceptance of a Placement Notice is delivered to CF&Co hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restriction will not be required in connection with the Company's issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, or the Stock Plans excluding sales of shares of Common Stock in excess of approved limits in the Stock Plans, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in writing to CF&Co.

         (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise CF&Co immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to CF&Co pursuant to this Agreement.

         (l) The Company will cooperate with any due diligence review conducted by CF&Co or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as CF&Co may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company's principal offices and (ii) during the Company's ordinary business hours.

         (m) The Company agrees that on or prior to the Business Day after the end of each calendar week during which sales of Placement Shares were made by CF&Co (each such week, a "Reporting Period") or on such earlier date as may be required by the Rules and Regulations, the Company will, if necessary, (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Act (each and every filing under Rule 424(b) a "Filing Date"), which prospectus supplement will set forth, with regard to such sales, the dates included within the Reporting Period, the amount of Placement Shares sold through CF&Co, the Net Proceeds to the Company and the compensation payable by the Company to CF&Co and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

         (n) [Intentionally Omitted].

         (o) On the date that the PEA is declared effective and thereafter, during the term of this Agreement, each time that the Registration Statement is amended or the Prospectus is supplemented, whether by way of any document or filing being incorporated by reference therein, including any proxy and information statements subject to Section 14 of the Exchange Act, Reports on Forms 10-K, Form 10-Q and Form 8-K (but excluding (i) matters reported solely under Item 9 of Form 8-K, (ii) any supplement solely containing information provided by CF&Co pursuant to Section 7(m) hereof, and (iii) any amendment to the Registration Statement or supplement to the Prospectus directly relating to an offer and sale other than the offer and sale of Placement Shares hereunder), the Company shall cause to be furnished to CF&Co and to counsel to CF&Co no later than two (2) Business Days thereafter a written opinion of Jeffers, Shaff & Falk, LLP, counsel to the Company ("Company Counsel"), dated the date of effectiveness of the Registration Statement or amendment, in the form annexed hereto as Exhibit 7(o)(A) for the first such opinion, and in all other instances where an opinion of Company Counsel is required hereunder, in the form annexed hereto as Exhibit 7(o)(B).

          (p) On the date the PEA is declared effective and thereafter, during the term of this Agreement, each time that the Registration Statement is amended or the Prospectus relating to the Placement Shares supplemented to include additional or amended financial information or there is filed with the Commission any Report on Form 10-K, Report on Form 10-Q or Report on Form 8-K or any other filing or document incorporated by reference into the Prospectus relating to the Placement Shares which contains additional or amended financial information (but excluding any amendment to the Registration Statement or supplement to the Prospectus directly relating to an offer and sale other than the offer and sale of Placement Shares hereunder), the Company shall cause its independent accountants, to furnish CF&Co and to counsel of CF&Co no later than two (2) Business Days thereafter a letter (the "Comfort Letter"), dated the date of effectiveness of the Registration Statement or such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to CF&Co, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (q) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than CF&Co.

         The Company acknowledges and agrees that CF&Co has informed the Company that CF&Co may, to the extent permitted under the Act and the Exchange Act, purchase and sell shares of Common Stock for its own account at the same time as Placement Shares are being sold by the Company pursuant to this Agreement, provided that the Company shall not be deemed to have authorized or consented to any such purchases or sales by CF&Co.

         8. Conditions to CF&Co's Obligations. The obligations of CF&Co hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by CF&Co of a due diligence review satisfactory to CF&Co in its reasonable judgment, and to the continuing satisfaction (or waiver by CF&Co in its sole discretion) of the following additional conditions:

         (a) The Registration Statement shall be effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by CF&Co and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

         (b) None of the following events shall have occurred: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (c) CF&Co shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in CF&Co's opinion is material, or omits to state a fact that in CF&Co's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (d) Except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the Commission prior to the date of this Agreement, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material adverse change, on a consolidated basis, in the authorized capital stock of the Company and its subsidiaries, or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of CF&Co (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

         (e) CF&Co shall have received certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

         (f) CF&Co shall have received the opinion of Company Counsel required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such opinion is required pursuant to Section 7(o).

         (g) CF&Co shall have received the Comfort Letter required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such Comfort Letter is received pursuant to Section 7(p).

         (h) The Placement Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange, and trading in the Common Stock shall not have been suspended on such market.

         (i) On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), the Company shall have furnished to CF&Co such appropriate further information, certificates and documents as CF&Co may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish CF&Co with such conformed copies of such opinions, certificates, letters and other documents as CF&Co shall reasonably request.

         (j) There shall not have occurred any event that would permit CF&Co to terminate this Agreement pursuant to Section 11(a).

         9. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless CF&Co, the directors, officers, partners, employees and agents of CF&Co and each person, if any, who (i) controls CF&Co within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, or (ii) is controlled by or is under common control with CF&Co (a "CF&Co Affiliate") from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which CF&Co, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission,
(ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance on and in conformity with information relating to CF&Co and furnished in writing to the Company by CF&Co expressly stating that such information is intended for inclusion in any document described in clause (a)(i) above. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

         (b) CF&Co agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with Company (a "Company Affiliate") against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information and relating to CF&Co furnished to the Company by CF&Co expressly stating that such information is intended for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto, or any breach by CF&Co of any representation, warranty or agreement contained in this Agreement or any Placement Notice issued to the Company and which has been accepted by the Company pursuant to this Agreement.

         (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this
Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 9(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which it is entitled to reimbursement pursuant to this Section 9(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, at least five days prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and
(2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or CF&Co, the Company and CF&Co will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than CF&Co, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and CF&Co may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and CF&Co on the other. The relative benefits received by the Company on the one hand and CF&Co on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by CF&Co from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and CF&Co, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or CF&Co, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and CF&Co agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), CF&Co shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and any officers, directors, partners, employees or agents of CF&Co will have the same rights to contribution as CF&Co, and each officer and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

         10. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of CF&Co, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

         11. Termination.

         (a) CF&Co shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Effect, or any development that has actually occurred and that is reasonably expected to cause a Material Adverse Effect has occurred which, in the reasonable judgment of CF&Co, may materially impair the investment quality of the Placement Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of CF&Co's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the shares of Common Stock or in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading of the shares of Common Stock or in securities generally on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the sole judgment of CF&Co, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Placement Shares to be sold by CF&Co on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. If CF&Co elects to terminate this Agreement as provided in this Section, CF&Co shall provide the required notice as specified herein.

         (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time following the period of twelve (12) months after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

         (c) At any time following the period of twelve (12) months from the date of this Agreement, CF&Co shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f), 7(h), Section 9, Section 10, Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

         (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f), 7(h), Section 9,
Section 10, Section 16 and Section 17 shall remain in full force and effect.

         (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by CF&Co or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

         12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to CF&Co, shall be delivered to CF&Co at Cantor Fitzgerald & Co., 299 Park Avenue, New York, New York 10171, fax no.
(212) 821-6989, Attention: ITD-Investment Banking, with a copy to its General Counsel, Stephen Merkel at the same address, with a copy to Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022, fax no. (212) 223-6433,

Attention Clifford A. Brandeis, Esq.; or if sent to the Company, shall be delivered to Thornburg Mortgage, Inc., 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, fax no. (505) 989-8156, attn: Richard P. Story, with a copy to Jeffers, Shaff & Falk, LLP, 18881 Von Karman Avenue, Suite 1400, Irvine, California, 92612, attn: Michael B. Jeffers. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange and commercial banks in the city of New York are open for business.

         13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and CF&Co and their respective successors and the affiliates, controlling persons, officers and directors referred to in
Section 9 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that CF&Co may assign its rights and obligations hereunder to an affiliate of CF&Co without obtaining the Company's consent, but must provide prompt notice of such assignment to the Company, and provided, further, that the Company may terminate this Agreement at any time following any such assignment by CF&Co.

         14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the shares of Common Stock.

         15. Entire Agreement; Amendment; Severability. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and CF&Co. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of

Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         17. Waiver of Jury Trial. The Company and CF&Co each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

         18. Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

         In the event that the foregoing correctly sets forth the agreement between the Company and CF&Co with respect to the subject matter hereof, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and CF&Co.

                                       Very truly yours,

                                       THORNBURG MORTGAGE, INC.


                                       By: /s/ Larry Goldstone
                                           ------------------------------------
                                           Name: Larry Goldstone
                                           Title: President and
                                                  Chief Operating Officer

                                       ACCEPTED as of the date
                                       first-above written:

                                       CANTOR FITZGERALD & CO.


                                       By: /s/ Stephen Merkel
                                           ------------------------------------
                                           Name: Stephen Merkel
                                           Title: Executive Managing Director

                                                                      SCHEDULE 1



                             CANTOR FITZGERALD & CO.
                                 299 PARK AVENUE
                            NEW YORK, NEW YORK 10171


Date

Larry A. Goldstone, President

Thornburg Mortgage, Inc.
150 Washington Avenue, Suite 302

Santa Fe, NM 87501



VIA FACSIMILE

                            FORM OF PLACEMENT NOTICE


Dear ___________:

This confirms our agreement to sell xxx,xxx Placement Shares of Thornburg Mortgage, Inc., a Maryland corporation (the "Company") common stock, par value $.01 per share pursuant to the CONTROLLED EQUITY OFFERING(SM) Sales Agreement executed between the Company and Cantor Fitzgerald & Co.("CF&Co.") on __________, 2002 (the "Agreement"). Terms used herein but not defined herein shall have the meanings set forth in the Agreement.


Number of Placement Shares to be Sold:
                                                 -------------------------------

Minimum Price at which Share may be Sold:
                                                 -------------------------------

Date(s) on which Placement Shares may be Sold:
                                                 -------------------------------

Underwriting Discount/Commission:
                                                 -------------------------------

Manner in which Placement Shares are to be sold
                                                 -------------------------------

By executing this draw down notice, the parties agree to comply with the aforementioned agreements, and to execute the transaction as described herein:

Placements. The terms set forth in this Placement Notice will not be binding on the Company or CF&Co unless and until the Company delivers written notice of its acceptance of all of the terms of such Placement Notice (an "Acceptance"); provided, however, that neither the Company nor CF&Co will be bound by the terms of a Placement Notice unless the Company delivers to CF&Co an Acceptance with respect thereto prior to 4:30 p.m. (eastern time) on the Business Day following the Business Day on which such Placement Notice is delivered to the Company. In the event of a conflict between the terms of the Agreement and the terms of a Placement Notice, the terms of this Placement Notice will control.

Sale of Placement Shares by CF&Co. Subject to the terms and conditions of the Agreement, upon the Acceptance of a Placement Notice, and unless the sale of the Placement Shares described therein has been suspended or otherwise terminated in accordance with the terms of the Agreement, CF&Co will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice.

CF&Co will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to CF&Co with respect to such sales, and the Net Proceeds (as defined below) payable to the Company.

CF&Co may sell any Placement Shares pursuant to the Plan of Distribution set forth in the Company's Registration Statement on Form S-3 (Reg. No. 333-61966), as the same may be amended and supplemented from time to time, which covers sale of securities in accordance with the Agreement, except if a specific method is set forth on the first page of this Placement Notice, in which case CF&Co may sell the Placement Shares only in accordance with that method. The Company acknowledges and agrees that (i) there can be no assurance that CF&Co will be successful in selling Placement Shares, and (ii) CF&Co will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by CF&Co to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares. For the purposes hereof, "Trading Day" means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

Suspension of Sales. The Company or CF&Co may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against CF&Co unless it is made to one of the individuals named on Schedule 2 to the Agreement, as such Schedule may be amended from time to time.

Settlement of Placement Shares. Unless otherwise specified herein settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date"). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) CF&Co's commission, discount, or other compensation for such sales payable by the Company, (ii) any other amounts due and payable by the Company to CF&Co hereunder, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting CF&Co's or its designee's account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares of Common Stock in good deliverable form, CF&Co will deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Common Stock Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) of the Agreement, it will
(i) hold CF&Co harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to CF&Co any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

Very truly yours,

CANTOR FITZGERALD & CO


By:
   ----------------------------------
   Marc J. Blazer
   Managing Director


cc: Richard P. Story, Executive Vice President, Thornburg Mortgage, Inc. Leanne Gallagher, Assistant Vice President, Thornburg Mortgage, Inc.

By executing this Acceptance the undersigned certifies that (i) all of the representations and warranties contained in the Agreement are true and correct
(x) on the date hereof as if made on the date hereof, and (y) on the date that the PEA was declared effective, as if made on such date, and (z) since the date of the most recent prior Placement Notice, the date on which the Registration Statement was amended or the Prospectus was supplemented, in each case including any filing or document incorporated by reference therein (but excluding (i) matters reported solely under Item 9 of Form 8-K, (ii) any supplement containing solely information provided by CF&Co pursuant to Section 7(m) of the Agreement and (iii) any amendment to the Registration Statement or supplement to the Prospectus directly relating to an offer and sale other than the offer and Sale of Placement Shares) as if made on such dates, (ii) the Board of Directors has approved the terms and conditions of this Placement Notice, (iii) the Company is in full compliance with its obligations under the Agreement and (iv) all of the conditions precedent to the consummations of the sales contemplated by this Placement Notice have been satisfied. The undersigned undertakes to promptly notify CF&Co. in the event that the above certification shall cease to be true and correct at any time during any period in which sales may be made under this Placement Notice.

ACCEPTED as of the date first-above written:

THORNBURG MORTGAGE, INC.


By:
   ----------------------------------
   Name:
   Title:

                                                                 EXHIBIT 7(o)(A)

            MATTERS TO BE COVERED BY COMPANY COUNSEL INITIAL OPINION


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus. Each of [__________________________________] (collectively, the "Subsidiaries") and
Thornburg Mortgage Advisory Corporation ("Manager") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus. The Trusts have been duly formed and are validly existing as business trusts under the Delaware Business Trust Act in good standing under the laws of Delaware, with full authority to perform all functions (i) which business trusts are authorized to perform and (ii) which are described in the Prospectus.

         (ii) The Company, the Subsidiaries an the Manager are duly licensed or qualified by each jurisdiction in which they conduct their business, or own or lease real property or maintain an office, in which the nature and conduct of the Company's, the Subsidiaries' or the Manager's business makes such qualification and licensing necessary and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a Material Adverse Effect on the Company.

          (iii) The Sales Agreement has been duly authorized, executed, and delivered by the Company, is a valid and binding agreement of the Company and, except for the indemnification and contribution provisions thereof, as to which we express no opinion, is enforceable against the Company in accordance with its terms.

         (iv) The execution and delivery of the Sales Agreement by the Company on or prior to the date hereof, and the issuance and sales of the Placement Shares by the Company pursuant to and as contemplated by the Sales Agreement, will not result in the violation by the Company of its Articles of Incorporation or Bylaws, the Certificate of Incorporation or Bylaws of any Subsidiary or the Maryland General Corporation Law or any federal or state or local statute, rule or regulation known to us to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere herein) or in the breach of or a default under any agreement of the Company, Subsidiaries, Manager, or Trusts, and to the best of our knowledge no consent, approval, authorization or order of, or filing with, any federal or state or local court or governmental agency or body is required for the consummation of the issuance and sale of the Placement Shares by the Company pursuant to the Sales Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities laws.

         (v) The Placement Shares to be issued and sold by the Company pursuant to the Placement Notice have been duly authorized, and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Sales Agreement and the Placement Notice, will be validly issued, fully paid and nonassessable and free of preemptive rights.

         (vi) The Registration Statement has become effective under the Securities Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.

         (vii) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder, and each of the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any other document. In passing upon the compliance as to form of the Registration Statement and the Prospectus and any other document, we have assumed that the statements made and incorporated by reference therein are correct and complete.

         (viii) The statements set forth in the Prospectus under the captions "Plan of Distribution," "Description of Common Stock" and "Certain Provisions of Maryland Law and the Company's Charter and Bylaws" insofar as such statements constitute a summary of legal matters and documents referred to therein, are accurate in all material respects and descriptions in the Registration Statement and Prospectus of statues, regulations, legal and governmental proceedings or contracts, instruments, leases, licenses and other agreements (collectively the "Documents") are accurate and fairly present the information required to be shown and we do not know of any Documents of a character required to be described in the Registration Statement or Prospectus that are not described as required and any Documents required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement.

         (ix) To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company is a party required to be described in the Prospectus that are not described as required.

         (x) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries and Trusts.

         (xi) The capital stock of the Company, including the Placement Shares conforms to the description thereof contained in the Registration Statement and Prospectus and such description conforms to the rights set forth in the instruments defining the same. The form of certificate used to evidence the Placement Shares is in due and proper form and complies with all applicable statutory requirements.

         (xii) Neither the Company nor any of the Subsidiaries nor the Manager is in violation of its charter or bylaws or in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or any other party agreement or instrument to which the Company, the Subsidiaries, or the Manager is a party or by which it or its properties may be bound or affected or under any federal, state or local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries.

         (xiii) Each of the Company and the Subsidiaries is not and will not, upon consummation of the transactions contemplated by the Placement Agreement, be an "investment company," or a "promoter" or "principal underwriter" for, a "registered investment company", as such terms are defined in the Investment Company Act, or a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act.

         (xiv) The Company, for all taxable years commencing with the taxable year ended December 31, 1993, has been, and upon the sale of Placement Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under Section 856 through 860 of the Code. The proposed method of operation of the Company and each of the Subsidiaries as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and, to our knowledge, no actions have been taken (or not taken which are required to be taken) which could cause such qualification to be lost. The disclosure contained in the Prospectus under the caption "Federal Income Tax Considerations," to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.

         (xv) The Placement Shares have been duly authorized for listing by the New York Stock Exchange, subject to official notice of issuance.

         In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

* Note: "Registration Statement" and "Prospectus" will be defined to include documents incorporated by reference therein ("Incorporated Documents").

                                                                 EXHIBIT 7(o)(B)


          MATTERS TO BE COVERED BY SUBSEQUENT COMPANY COUNSEL OPINIONS


         (i) The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted by the Commission.

         (ii) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder, and each of the documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, on the date of filing thereof with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or any other document. In passing upon the compliance as to form of the Registration Statement and the Prospectus and any other document, we have assumed that the statements made and incorporated by reference therein are correct and complete.

         In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus.

* Note: "Registration Statement" and "Prospectus" will be defined to include documents incorporated by reference therein ("Incorporated Documents").